The portions of this Exhibit for which confidential treatment has been requested are marked by brackets ([ ]). In addition, an asterisk (*) appears in the right hand margin of each paragraph in which confidential information is included.


                            MEMORANDUM OF AGREEMENT
                                       FOR
                        PROCUREMENT OF ORION 2 SPACECRAFT


         The following agreement ("Agreement") is effective as of December 10, 1996 ("Effective Date") by and between International Private Satellite Partners, L.P., d/b/a Orion Atlantic, L.P., a Delaware limited partnership with its principal offices located at 2440 Research Boulevard, Rockville, Maryland 20850, U.S.A. ("ORION") and Matra Marconi Space UK Limited, a company organised and existing under the laws of England and Wales with its registered office at The Grove, Warren Lane, Stanmore, Middlesex, HA7 4LY, England ("MMS"), hereinafter singularly known as "the Party" or collectively as "the Parties."


         WHEREAS, the Parties entered into an agreement (known as the "ORION 2 Purchase Contract") dated July 31, 1996 under which ORION agreed to purchase and MMS agreed to sell, subject to certain conditions, a follow-on spacecraft to the ORION 1 Spacecraft to provide coverage over the Atlantic and to be known as the "Orion 2 Spacecraft";


         WHEREAS, the Parties desire to amend the Orion 2 Purchase Contract;


         WHEREAS, the Parties have reached agreement, as set forth below, on the basic terms acceptable to both Parties for the amendment to the ORION 2 Purchase Contract; and


         WHEREAS, the Parties intend to enter into (a) an option agreement substantially in the form attached hereto as Exhibit 1 pursuant to which the Contractor will grant to ORION an option to purchase the ORION 2 Spacecraft upon the terms and conditions set forth in such agreement (the "Option Agreement") and (b) the Restated Amendment No. 10 to the Second Amended and Restated Purchase Contract, dated as of 26th September 1991, between ORION and MMS Space Systems Limited attached hereto as Exhibit 2 ("Amendment No. 10");


         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
undertakings contained herein, the Parties, intending to be legally bound, hereby agree as follows:


         1. All terms used herein and not defined shall have the meanings attributed to them in the ORION 2 Purchase Contract.




Memorandum of Agreement               -1-

         2.      Fixed Price.
                 -----------

         The Contract Price is comprised of the following elements:

                                                     ______________
                 ORION 2 Spacecraft                 [              ]
                 Launch Vehicle                     [              ]
                 Launch Services                    [              ]
                 Total Contract Price               [______________]


         Launch Insurance is not included in the Contract Price. The Contract Price shall remain fixed until and through April 30, 1997.


         3.       Milestone Payments and Termination Liability Amounts.
                  ----------------------------------------------------

         Part 1(B) of the ORION 2 Purchase Contract shall be amended to reflect the new schedule developed pursuant to Section 8 hereof and, as revised, shall maintain the timing of payments in said Part 1(B).


         4.       Vendor Financing.    The  ORION  2  Purchase Contract shall be
amended to delete all references to vendor financing.


         5. Delivery Schedule. Subject to the availability of a Launch Slot, Delivery shall occur on or before 28.25 months from the date upon which MMS receives Installment No. 2 under the Option Agreement, provided ORION does not fail to make any payment under the Option Agreement when due.


         6. Launch Provider and Launch Reservation. MMS shall use all reasonable commercial efforts to reserve with Lockheed Martin a Launch Slot occurring no later than July 1999 at a reservation cost not to exceed One Million U.S. Dollars ($U.S. 1,000,000), said reservation cost ($800,000 plus $200,000 already paid) to be paid by ORION no later than December 31, 1996. MMS shall arrange termination provisions with the selected launch provider such that MMS can enforce the termination and repayment provisions of the ORION 2 Purchase Contract, as amended.


         7. Access. Appropriate provisions will be negotiated between the Parties and included in the Definitive Purchase Agreement.


         8. Scheduling. The ORION 2 Spacecraft documents, as detailed in the ORION 2 Purchase Contract, as amended, shall be revised to reflect scheduling revisions of Reviews and Tests resulting from the new payment profile in the Option Agreement.

Memorandum of Agreement                -2-

         9. Repeater Subcontractor. MMS has advised ORION that NEC presently is unwilling to proceed on the risk sharing basis set forth in this Agreement and the Option Agreement. MMS will continue to negotiate with NEC and, if unable to reach agreement by December 31, 1996, will proceed to perform the program without NEC as repeater subcontractor, unless ORION elects to provide additional consideration to NEC beyond that set forth in the Option Agreement.


         10. Negotiation of Definitive Agreements. The Parties agree to negotiate diligently and in good faith to amend the ORION 2 Purchase Contract in accordance with the terms set forth herein and in the Option Agreement (the "Definitive Purchase Agreement"). The Parties intend that such negotiations commence promptly upon the Effective Date of this Agreement.


         11. Term and Termination. The term of this Agreement shall begin on the Effective Date and shall continue until the earlier of (i) the execution of the Definitive Purchase Agreement, or (ii) April 30, 1997.


         12. Confidentiality. Each Party acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire information that is proprietary or confidential to the other Party. Each Party agrees to hold such information in strict confidence and not to disclose such confidential information for any purpose whatsoever other than the performance of its obligations as contemplated by this Agreement (or as required by law or regulation) and to advise each of its employees who may be exposed to such proprietary and confidential information of his or her obligation to keep such information confidential. This obligation of confidentiality will survive the termination or expiration of this Agreement.


         13. Rights Cumulative. All rights, powers and privileges conferred hereunder upon the Parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with the terms hereof.


         14. General. This Agreement (and any Exhibits hereto) sets forth the entire understanding between the Parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. This Agreement shall not constitute, give effect to, or otherwise imply, a joint venture, pooling arrangement, partnership, agency or formal business organisation of any kind. Neither Party shall assign, delegate or in any manner transfer this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that ORION may assign this Agreement to any party to whom ORION may assign the ORION 2 Purchase Contract. No waiver, delay or discharge by a Party will be valid unless in writing and signed by an authorised representative of the Party against which its enforcement is sought. Provisions of this Agreement that by their express terms or context impose continuing obligations on the Parties will survive the expiration or termination of this Agreement for any reason. This Agreement will be governed by and construed in accordance with the substantive laws of the

Memorandum of Agreement                 -3-

State of Maryland, exclusive of its choice of law rules. This Agreement may be amended only by a written instrument signed by an authorised representative of each Party. This Agreement is limited to the subject matter hereof and shall not bind, limit or otherwise affect either Party with regard to other spacecraft configurations or different orbital locations.






         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives, with an Effective Date as set forth in the introductory paragraph of this Agreement.


INTERNATIONAL PRIVATE                             MATRA MARCONI SPACE UK LIMITED
SATELLITE PARTNERS, L.P.

By:  Orion Satellite Corporation, its
General Partner

/s/W. Neil Bauer                                  /s/Armand Carlier
-----------------------------------               ------------------------------
(Signature)                                       (Signature)

   W. NEIL BAUER                                     ARMAND CARLIER
-----------------------------------               ------------------------------
(Name Printed)                                    (Name Printed)

   PRESIDENT & CEO                                   CHAIRMAN AND CEO
-----------------------------------               ------------------------------
(Title)                                                 (Title)







Memorandum of Agreement               -4-